UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2019

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KEMET Tower, One East Broward Blvd., Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

(954) 766-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 20, 2019 KEMET Corporation (the “Company”) and William M. Lowe, Jr. entered into an Employment Agreement (the “Agreement”) which sets forth the terms of Mr. Lowe’s employment with the Company as its Chief Executive Officer. The term of the Agreement is effective as of January 1, 2019 and, unless otherwise earlier terminated in accordance with the provisions thereof or extended upon the mutual agreement of Mr. Lowe and the Board of Directors of the Company (the “Board”), terminates on March 31, 2021.
    The Agreement provides that Mr. Lowe’s annual base salary will be $725,000 or such higher rate as the Board may determine from time to time (the “Annual Base Salary”). Mr. Lowe will also be eligible to participate in the Company’s Annual Incentive Program under which he will be eligible for an annual bonus (the “Annual Bonus”) targeted at an amount equal to 100% of the Annual Base Salary (the “Target Bonus”), provided that the actual amount of the Annual Bonus payable to Mr. Lowe will be adjusted upward or downward based on the achievement of Company and/or individual performance metrics as established by the Board.
Under the Agreement, the vesting of certain time-vesting restricted stock units (“RSUs”) granted to Mr. Lowe pursuant to the Company's Long-Term Incentive Plan (“LTIP”) award agreements dated May 18, 2016, May 18, 2017 and May 18, 2018 was accelerated to automatically vest on March 20, 2019. In addition, the Company agreed to grant Mr. Lowe equity incentive awards under LTIP for each fiscal year of the Company during the term of the Agreement with a minimum target value of $1,000,000 commencing with the April 1, 2018 LTIP for all such awards, in accordance with the LTIP and the applicable award agreement. The Agreement also provides that Mr. Lowe is eligible to participate in the Company’s other employee benefit plans, programs and arrangements.
The Agreement states that on January 1, 2019 the Company granted Mr. Lowe 50,000 RSUs, 25,000 of which will vest 15 months after the date of grant and 25,000 of which will vest 27 months after the date of grant, in each case subject to Mr. Lowe’s employment with the Company on the applicable vesting date and the other terms and conditions of the Company’s Omnibus Incentive Plan.
The Agreement may be terminated by the Company due to Mr. Lowe’s death or disability, for Cause (as defined in the Agreement) or without Cause. The Agreement may be terminated by Mr. Lowe without Good Reason (as defined in the Agreement), for Good Reason or due to Mr. Lowe’s retirement. Mr. Lowe is required to provide the Company with at least 30 days’ advance written notice in the event of his termination without Good Reason or for Good Reason.
Upon termination of Mr. Lowe's employment, he will be entitled to any portion of the Annual Base Salary earned through the date of termination but not yet paid to him, any paid time off that he has accrued but not used, any reimbursements owed to him pursuant to the Agreement, any amount accrued and arising from Mr. Lowe’s participation in the Company’s benefits plans and any earned but unpaid Annual Bonus for the prior fiscal year (except if his employment is terminated for Cause). The payments described in the immediately preceding sentence are the only payments Mr. Lowe will be entitled to receive upon termination of his employment with the Company unless such employment is terminated due to his death or disability, by the Company without Cause, or by Mr. Lowe for Good Reason.
In the event Mr. Lowe’s employment with the Company is terminated due to death or disability, the Company will pay to Mr. Lowe, or his estate, as the case may be, an amount equal to the Annual Bonus pro-rated for the number of days of Mr. Lowe’s employment completed during the year in which his employment with the Company was so terminated, subject to the Company's attainment of applicable performance metrics. Furthermore, if Mr. Lowe’s employment with the Company is terminated for any reason other than for Cause, then any equity incentive compensation award held by Mr. Lowe, other than the 50,000 RSUs granted to Mr. Lowe on January 1, 2019 pursuant to the Agreement and described above, will vest on a pro-rata basis based on the number of days Mr. Lowe was employed by the Company during the applicable vesting or performance period, and subject to the Company's attainment of applicable performance metrics.
If Mr. Lowe’s employment is terminated by the Company without Cause or by Mr. Lowe for Good Reason, then Mr. Lowe will be entitled to receive certain severance payments on certain conditions specified in the Agreement. Such severance payments include: (i) an amount equal to the lesser of (x) the sum of the Annual Base Salary and Target Bonus then in effect or (y) the sum of the Annual Base Salary and Target Bonus then in effect, pro-rated for the number of days remaining in the term of the Agreement; and (ii) a lump cash sum equal to the various “COBRA” premiums Mr. Lowe would have had to pay to continue his and his covered dependents’ medical, dental and vision coverage in effect under the Company's benefit plans on the date his employment is terminated.
The Agreement contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Lowe’s employment with the Company and for a minimum of two years following the termination of his employment with the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between KEMET Corporation and William M. Lowe, Jr. dated
March 20, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2019	KEMET Corporation

	By:	/s/ GREGORY C. THOMPSON
Gregory C. Thompson
Executive Vice President and
Chief Financial Officer